UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
333 Three D Systems Circle
Rock Hill, SC 29730
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 17, 2007, 3D Systems Corporation (the “Company”) received a Staff Determination notice from The Nasdaq Stock Market stating that the Company’s common stock is subject to delisting because the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports for continued listing. The letter was issued in accordance with Nasdaq procedures because the Company did not timely file its Form 10-Q for the quarterly period ended March 31, 2007 after giving effect to the five-day extension provided by Rule 12b-25 under the Securities Exchange Act of 1934.
     The Company filed its Form 10-K for the year ended December 31, 2006 on April 30, 2007. The Company was not able to undertake the work necessary to close its first quarter 2007 financial records or to begin preparing its Quarterly Report on Form 10-Q for the period ended March 31, 2007 until the work necessary to file its Annual Report on Form 10-K for the year ended 2006 was completed in late April.
     Although the Company allocated a portion of its accounting staff’s resources to preparing its financial statements for the first quarter of 2007 while it was concurrently preparing its Annual Report on Form 10-K for the year ended December 31, 2006, the completion of such financial statements and the related Form 10-Q for the quarterly period ended March 31, 2007 was nevertheless impacted by the delay in the filing of the Form 10-K. Additionally, as disclosed in the Form 10-K, the Company has identified and is actively working to remedy various material weaknesses in its internal controls over financial reporting. The Company intends to file its Form 10-Q for the quarterly period ended March 31, 2007 as promptly as practicable.
     The Company intends to appeal the Nasdaq Staff Determination contained in its letter dated May 17, 2007 and therefore plans to timely request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) in accordance with the Nasdaq Marketplace Rules. The appeal and hearing request will automatically stay the delisting of the Company’s common stock pending the Panel’s review and determination.
     Until the Panel issues a determination on the Company’s appeal following the hearing, and thereafter during the period of any conditional listing exception that may be granted by the Panel, the Company’s common stock will continue to be listed on The Nasdaq Stock Market. However, there can be no assurance that the determination of the Panel following the hearing will be favorable or that any conditional listing exception will be granted by the Panel.

     The Company received similar notices in connection with its failure to meet the required filing deadlines for its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the period ending September 30, 2006. Both filing delinquencies were cured, and in each case the Company received notice from the The Nasdaq Stock Market of a determination that its common stock will continue to be listed.
     On May 21, 2007, the Company issued a press release announcing its receipt of the Nasdaq Staff Determination and its plans to appeal. A copy of the Company’s press release, which includes additional details regarding these matters, is attached hereto as Exhibit 99.1 and is incorporated into this Item 3.01 by this reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     99.1      Press Release dated May 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 21, 2007	By:	/s/ Robert M. Grace, Jr.
(Signature)

Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated May 21, 2007.